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                                                                      EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


The Board of Directors
Urogen, Inc.


We consent to the incorporation by reference in the Annual Report (Form 10-K) of Urogen, Inc. of our report dated February 27, 1998, included in the 1997 Annual Report to Shareholders of Urogen, Inc.


                                                               ERNST & YOUNG LLP

San Diego, California
March 30, 1998